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                                                                    EXHIBIT 3(c)

                          AMENDMENT TO RIGHTS AGREEMENT

     Pursuant to Section 27 of the Rights Agreement, dated as of December 8, 1998 (the "Agreement"), between Hubbell Incorporated, a Connecticut corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), the Company and the Rights Agent hereby agree to amend the Agreement as follows:

     1. Section 1(kk) of the Agreement is hereby amended to read in its entirety as follows:

          (kk) "Series A Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, without par value, of the Company having the rights and preferences set forth in the Form of Certificate of Amendment, as corrected, attached to this Agreement as Exhibit A.

     2. Section 1(ll) of the Agreement is hereby amended to read in its entirety as follows:

          (ll) "Series B Preferred Stock" shall mean the Series B Junior Participating Preferred Stock, without par value, of the Company having the rights and preferences set forth in the Form of Certificate of Amendment, as corrected, attached to this Agreement as Exhibit B.

     3. In the paragraph on page A-1 of Exhibit A to the Agreement which begins with the word "RESOLVED," the words "par value $10.00 per share" are hereby deleted and replaced with the words "without par value".

     4. In the paragraph on page B-1 of Exhibit B to the Agreement which begins with the word "RESOLVED," the words "par value $10.00 per share" are hereby deleted and replaced with the words "without par value".

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights Agreement to be duly executed as of September 9, 1999.

                                 Hubbell Incorporated

                                 By:       /s/Richard W. Davies
                                        -------------------------------------
                                 Name:        Richard W. Davies
                                 Title:       Vice President, General Counsel
                                              and Secretary


                                 ChaseMellon Shareholder Services, L.L.C.,
                                 As Rights Agent


                                 By:       /s/Laura R. Picone
                                        -------------------------------------
                                 Name:        Laura R. Picone
                                        -------------------------------------
                                 Title:       Vice President